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                                                                   EXHIBIT 3(ii)

                                    RESTATED
                                     BY-LAWS
                                       OF
                           F & M BANCORPORATION, INC.
                            (A WISCONSIN CORPORATION)






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                               ARTICLE I. OFFICES

         1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.
         1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.
         1.03. Corporate Records. The following documents and records shall be kept at the corporation's principal office or at such other reasonable location as may be specified by the corporation:
               (a) Minutes of shareholders' and Board of Directors' meetings and any written notices thereof.
               (b) Records of actions taken by the shareholders or directors without a meeting.
               (c) Records of actions taken by committees of the Board of Directors.
               (d)      Accounting records.
               (e)      Records of its shareholders.
               (f)      Current Bylaws.
               (g) Written waivers of notice by shareholders or directors (if any).
               (h) Written consents by shareholders or directors for actions without a meeting (if any).
               (i)      Voting trust agreements (if any).
               (j) Stock transfer agreements to which the corporation is a party or of which it has notice (if any)

                            ARTICLE II. SHAREHOLDERS

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         2.01. Annual Meeting. The annual meeting of the shareholders shall be on the fourth Tuesday of April at such time and place as shall be designated by the Board of Directors, or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
         2.02. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.
         2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.
         2.04. Notice of Meeting.
               (a) Required Notice. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer period is required by law or the articles of incorporation) not more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or other

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officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.
               (b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are shareholders as of the new record date.
               (c) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called, and only business within the purpose described in the meeting notice may be conducted at a special shareholders' meeting. Except as otherwise provided in subsection (e) of this Section 2.04, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholders' meeting need not include a description of the purpose or purposes for which the meeting is called.
         2.05. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice

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of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except here the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.
         2.06. Voting Records. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
         2.07. Quorum. Except as otherwise provided in the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law or the articles of incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
         2.08. Conduct of Meeting. The Chairman of the Board, and in his absence, the President, and in his absence, a Vice-President in the order provided under Section 4.06, and in their absence, any person chosen by the shareholders present shall call the meeting of the

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shareholders to order and shall act as chairman of the meeting, and the
Secretary or Assistant Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in their absence , the presiding officer may appoint any other person to act as secretary of the meeting.
         2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.
         2.10. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation, or by applicable law. Cumulative voting shall not be permitted.
         2.11. Voting of Shares by Certain Holders.
         (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the board of directors or the by-laws of such other corporation.
         (b) Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may

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be voted by him, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.
         (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
         (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.
         (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor.
         (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.
         (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no actual

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knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.
         2.12. Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.
         2.13. Unanimous Consent without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof
         2.14.    Prior Notice of Shareholder Nominations and/or Proposals.
         (a) Prior Notice of Annual Meetings. Except with respect to nominations or proposals adopted or recommended by the Board of Directors for inclusion in the corporation's proxy statement for its annual meeting, a shareholder entitled to vote at a meeting may nominate a person or persons for election as directors or propose action(s) to be taken at a meeting only if written notice of any shareholder nomination and/or proposal to be considered for a vote at an annual meeting of shareholders is delivered personally or mailed by certified mail return receipt requested at least ninety (90) days but not more than one hundred fifty (150) days before the scheduled date of such meeting to the Secretary of the corporation at the principal business office of the corporation. If the corporation has not announced a scheduled meeting date, such notice must be received at least ninety (90) days prior to the date of the previous year's annual meeting.
         (b) Nominations. With respect to shareholder nomination(s) for election of directors, each such notice shall set forth:

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                  (1) the name and address of the shareholder who intends to make the nomination(s), of any beneficial owner of shares on whose behalf such nomination is being made, and of the person(s) to be nominated;
                  (2) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares the shareholder owns and the length of time the shares have been held) and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;
                  (3) a description of all arrangements and understandings between the shareholder or any beneficial holder on whose behalf it holds such shares, and their respective affiliates, of each nominee and any other person(s), naming such person(s), pursuant to which the nominations(s) are to be made by the shareholder;
                  (4) such other information regarding each nominee proposed by such shareholder which would have been required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, whether or not such rules are applicable, had such nominee been nominated by the Board of Directors; and
                  (5) the consent of each nominee to serve as a director of the corporation.
         (c) Proposals. With respect to shareholder proposal(s) for action to be taken at the annual meeting of shareholders, the notice shall clearly set forth;
                  (1) the name and address of the shareholder who intends to make the proposal(s);
                  (2) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting (including the number of shares the shareholder owns and the length of time the shares have been held) and that the shareholder intends to appear in person or by proxy at the meeting to make the proposal(s) specified in the notice;
                  (3) the proposal(s) and a brief supporting statement of such proposal(s); and
                  (4) such other information regarding the proposal(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, whether or not such rules are applicable.
         (d) Prior Notice for Special Meetings. Except with respect to the nomination(s) or proposal(s) adopted or recommended by the Board of Directors for inclusion in the notice to

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shareholders for a special meeting of the shareholders, a shareholder entitled to vote at a special meeting may nominate a person or persons for election as director(s) and/or propose action(s) to be taken at a special meeting only if written notice of any shareholder nomination(s) and/or proposal(s) to be considered for a vote at the special meeting is delivered personally or mailed by certified mail return receipt requested to the Secretary of the corporation at the principal office of the corporation so that it is received within ten
(10) days after the announcement of the special meeting and only if such nomination or proposal is within the purposes described in the notice to shareholders of the special meeting. All of the notice requirements regarding shareholder nominations and/or proposals applicable to annual meetings shall also apply to nominations and/or proposals for special meetings.
         (e) Role of Chair. The chair of the meeting may refuse to acknowledge any nomination and/or proposal of any person made without compliance with the foregoing procedures. This section shall not affect the corporation's rights or responsibilities with respect to its proxies or proxy statement for any meeting.
         (f) Adjournment. The adjournment of an annual meeting or a special meeting of the shareholders shall not commence a new time period for the giving of the notices by shareholders as set forth above.

                         ARTICLE III. BOARD OF DIRECTORS
         3.01. General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be nine (9).
         3.02. Tenure and Qualifications. The directors shall be divided into three (3) classes; each member of class shall be elected to a three (3) year term. If a new directorship is created, the Board of Directors shall have the right to determine the class and length of term for this new directorship. The effect of the staggered terms shall be that the first class of directors shall consist of three directors, the second class shall consist of three directors and the third class shall consist of three directors. Each class of directors shall hold office until their respective successors have been elected or until his prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. A

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director may resign at any time by filing his written resignation with the
Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the corporation. Upon reaching age 70, a director shall retire from the Board of Directors. Any vacancy upon the Board of Directors created by this retirement, may be filled by the Board of Directors for the balance of the term of the retiring director. This retirement policy shall be effective for directors whose terms expire at or after the annual shareholders meeting to be held in 1994.
         3.03. Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at such time, date and location as may be established by the Chairman of the Board or the President at the prior quarterly meeting. No further notice of a regular meeting shall be required. The regular quarterly meeting held after the annual shareholders' meeting shall be deemed the annual meeting of the Board of Directors. Notice may also be delivered, but is not required, for a regular quarterly meeting of the Board of Directors.
         3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two directors. The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of the meeting shall be the principal business office of the corporation in the State of Wisconsin.
         3.05 Notice; Waiver. Notice of each meeting of the Board of Directors shall be given by written notice delivered personally or by mail, telecopy, e-mail, overnight courier or telegram to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary. Notice by mail shall be delivered at least seventy-two (72) hours before the meeting. Notice by telecopy, e-mail, overnight courier or telegram shall be delivered at least twenty-four (24) hours before the meeting. Notice by mail shall be deemed delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Notice by telecopy or e-mail shall be deemed delivered when transmitted. Notice by overnight courier shall be deemed delivered when delivered to the courier. Notice by telegram shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under

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the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
         3.06. Quorum. Except as otherwise provided by law or by the articles of incorporation or these by-laws, a majority of the number of directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.
         3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these by-laws.
         3.08. Meetings by Telephone or Other Communication Technology.
               (a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.
               (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.
         3.09. Conduct of Meetings. The Chairman of the Board, and in his absence, the President, and in his absence, a Vice-President in the order provided under Section 4.06, and in their absence, any director chosen by the directors present, shall call meetings of the Board of

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Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.
         3.10. Vacancies. Any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled for the balance of the unexpired term of the vacant directorship by the affirmative vote of a majority of the directors then in office, though less than a quorum of the board of directors; provided, that in case of vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.
         3.11. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.
         3.12. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
         3.13. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the members of the Board of Directors may designate one or more committees, each committee to consist of three or more directors elected by the Board of

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Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.
         3.14. Unanimous Consent without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if one or more written consents setting forth the action so taken, shall be signed by all of the directors then in office. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of an unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

                              ARTICLE IV. OFFICERS
         4.01. Number. The principal officers of the corporation shall be a Chairman of the Board, a President, such number and designations of vice-presidents (i.e. Executive Vice-President, Senior Vice-President, Vice-President, Vice-President-__________, Assistant Vice-President) as may be designated by the Board of Directors from time to time , a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more officers may be held by the same person.
         4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the

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Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.
         4.03. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
         4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.
         4.045. Chairman of the Board. The Chairman of the Board, when present, shall preside over all meetings of the Board of Directors and shareholders. The Chairman shall have such other duties as may be designated from time to time by the Board of Directors.
         4.05. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and the Chairman of the Board is not, preside at all meetings of the shareholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employes of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employes shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice-President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

                                     B -15-

         4.06. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice-President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.
         4.07. The Secretary. The Secretary shall: (a) keep the minutes of the meeting of the shareholders and of the Board of Directors in one or more books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.
         4.08. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such

                                     B -16-
other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
         4.09. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
         4.10. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be an assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.
         4.11. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                       ARTICLE V. CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

         5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific

                                     B -17-
instances. In the absence of other designation, all deeds, mortgages or instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice-Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.
         5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.
         5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
         5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.
         5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he be present, or in his absence by any Vice-President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of any Vice-President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice-Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons

                                     B -18-
designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

                     ARTICLE VI. CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

         6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.
         6.02. Facsimile Signatures and Seal. The seal of the corporation on any certificates for shares may be a facsimile. The signature of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.
         6.03. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.
         6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other

                                     B -19-
person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.
         6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.
         6.06. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificates for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.
         6.07. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.
         6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                                ARTICLE VII. SEAL

                                     B -20-

         7.01. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                            ARTICLE VIII. AMENDMENTS

         8.01. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.
         8.02. By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-laws so adopted so provides.
         8.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be consistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                             ARTICLE IX. FISCAL YEAR

         9.01. The fiscal year of the corporation shall begin on the first day of January and end on the 31st day of December in each year.

              ARTICLE X. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         10.01. Mandatory Indemnification. The corporation shall, in accordance with the provisions of Section 180.0851(1) of the Wisconsin Statutes, indemnify a director or an officer of the corporation to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding for all reasonable expenses incurred in the proceeding if he or she was a

                                     B -21-
party because he or she is a director or officer of the corporation. A director or officer who seeks indemnification under this Article X shall make a written request to the corporation.
         10.02. Additional Indemnification. In cases not included under Section 10.01, the corporation shall, in accordance with Section 180.0851(2)(a) of the Wisconsin Statutes, indemnify a director or officer of the corporation against liability incurred by such director or officer in a proceeding to which such director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:
                (1) A willful failure to deal fairly with the corporation in connection with a matter in which the director, officer, employee or agent has a material conflict of interest.
                (2) A violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.
                (3) A transaction from which the director, officer, employee or agent derived improper personal profit.
                (4) Willful misconduct.
         The determination of whether indemnification is required under Section
10.02 shall be made under Section 180.0855 of the Wisconsin Statutes. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section 10.02.
         10.03. Allowance of expenses as incurred. The corporation may, in accordance with Section 180.0853 of the Wisconsin Statutes, make allowance for reasonable expenses of a director or officer of the corporation as such expenses are incurred provided the officer or director provides the corporation with all of the following:
                (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.
                (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the corporation, to pay reasonable interest on the

                                     B -22-
allowance to the extent that it is ultimately determined under Section 180.0855 of the Wisconsin Statutes that indemnification under Section 180.0851(2) of the Wisconsin Statutes is not required and that indemnification is not ordered by a court under Section 180.0854(2)(b) of the Wisconsin Statutes. The undertaking shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.
         10.04. Additional rights to indemnification and allowance of expenses. The corporation may, in accordance with Section 180.0858 of the Wisconsin Statutes, grant additional rights to indemnification and allowance of expenses.
         10.05. Determination of right to indemnification. Unless otherwise provided by the articles of incorporation or bylaws of the corporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 180.0851(2) of the Wisconsin Statutes shall select one of the following means for determining his or her right to indemnification:
                (1) By a majority vote or a quorum of the board of directors consisting of directors who are not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointment by the board of directors and consisting solely of 2 or more directors who are not at the time parties to the same or related proceedings may participate in the designation of members of the committee.
                (2) By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in sub.(1) or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings.
                (3) By a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under sub.(2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

                                     B -23-

         The fees for the arbitrators shall be paid by the corporation. If the officer or director is granted indemnification, the expenses and fees he or she incurred in the arbitration shall be paid by the corporation.
                  (4) By an affirmative vote of shares as provided in Section
180.0725 of the Wisconsin Statutes. Shares owned by or voted under the control of, persons who are at the times parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.
                  (5) By a court under Section 180.0854 of the Wisconsin
Statutes.
                  (6) By any other method provided for in any additional right to indemnification permitted under Section 180.0858 of the Wisconsin Statutes.
         10.06. Insurance. As provided in Section 180.0857 of the Wisconsin Statutes, the corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as a director or officer of the corporation or arising from his or her status as a director or officer of the corporation, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under this Article X.
         10.07. Extension of Indemnification. Indemnification shall extend to those who, at the request of the corporation, act as or acted as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise in which this corporation has an interest and all references in this Article X shall be interpreted accordingly.
         10.08  Nonexclusivity.
                (a) Except as provided in (b), Sections 10.01, 10.02 and 10.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:
                    (1)      The Articles of Incorporation.
                    (2) A written agreement between the director or officer and the corporation.
                    (3)      A resolution of the Board of Directors.

                                     B -24-

                      (4) A resolution, after notice, adopted by a majority vote of all of the corporation's voting shares then issued and outstanding.
                  (b) Regardless of the existence of an additional right under
(a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expense unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 10.02(a) (1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.
                  (c) Sections 10.01 to 10.13 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.
                      (1) As a witness in a proceeding to which he or she is not a party.
                      (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.
         10.09    Court-Ordered Indemnification.
                  (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 10.05(a)(5) or for review by the court of an adverse determination under Section 10.05(a) (1),
(2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.
                  (b) The court shall order indemnification if it determines any of the following:
                      (1) That the director or officer is entitled to indemnification under Sections 10.01 or 10.02.
                      (2) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under
Section 10.02.

                                     B -25-

                  (c) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court ordered indemnification.
         10.10 Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.
         10.11    Securities Law Claims.
                  (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Section 10.01 to 10.13.
                  (b) Sections 10.01 to 10.13 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.
         10.12. Definitions. Terms used in this Article X, unless they are specifically defined in the Wisconsin Business Corporations Law as amended (including, without limitation, the terms defined under Section 180.0850 of the Wisconsin Statutes) in which case the definition in the Wisconsin Business Corporation Law shall control, shall be defined as follows:
                  (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

                                     B -26-

                  (b) "Corporation" means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.
                  (c) "Director or officer" means any of the following:
                      (1) An individual who is or was a director or officer of this corporation.
                      (2) An individual who, while a director or officer of this corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.
                      (3) An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.
                      (4) Unless the context requires otherwise, the estate or personal representative of a director or officer.
         For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.
                  (d) "Expense" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.
                  (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.
                  (f) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.
                  (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.

                                     B -27-

         10.13 Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 10.10 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

                                     B -28-